As filed with the U.S. Securities and Exchange Commission on September __, 2011
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Island Language Studies, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	8299	26-3247738
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12600 SW 189th Street
Miami, FL. 33177
(305) 322-8355
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dario Desrouleaux
 12600 SW 189th Street
Miami, FL. 33177
(305) 322-8355
_________________
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul Goodman, Esq.
Cyruli Shanks Hart & Zizor LLP
420 Lexington Ave.
Suite 2320
New York, NY 10160
Tel: (212) 661-6800

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer"and"smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Title of each class of securities to be registered	Amount Being Registered(1)	Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, par value $0.0001 per share	201,500	$0.10	$20,150	$2.31

CALCULATION OF REGISTRATION FEE

(1)
Represents shares of our common stock being registered for the benefit of the security holders. There are also being registered such indeterminable additional securities as may be issued by reason of stock splits, stock dividends and similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act of 1933, as amended. The price per share is based upon the last sale price of our common stock to our security holders.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. The selling security holders may not distribute or otherwise sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September _____, 2011

PRELIMINARY PROSPECTUS

201,500 Shares of Common Stock of
ISLAND LANGUAGE STUDIES, INC.

This Prospectus relates to the resale by certain selling security holders of up to 201,500 shares of our common stock, $.0001 par value. The selling security holders may offer and sell their shares at $0.10 per share until our shares are quoted on the Over-The-Counter Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at $0.10 per share, at prevailing market prices or at privately negotiated prices.

The selling security holders will receive all proceeds from the sale of the shares of our common stock in this offering. We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling security holders. We have agreed to bear all expenses, other than transfer taxes of registration, incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling security holders to underwriters, agents, brokers and dealers will be borne by them. There is no minimum amount of securities which may be sold. There are no underwriting commissions involved in this offering. Selling security holders will pay no offering expenses.

Our common stock is not traded on any public market and, although we intend to apply to have our common stock quoted on the Over-The-Counter Bulletin Board (through a broker/dealer), we may not be successful in such efforts, and our common stock may never trade in any public market.

An investment in these securities involves a high degree of risk. Please carefully review the section titled "Risk Factors" beginning at page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September _____, 2011

GENERAL

As used in this Prospectus, references to “the Company,” “ILS,” “we,” “our,” “ours” and “us” refer to Island Language Studies, Inc., unless otherwise indicated. In addition, references to “financial statements” are to our financial statements except as the context otherwise requires.

SUMMARY INFORMATION

The following summary highlights some of the information in this Prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors, the financial statements and the notes accompanying the financial statements appearing elsewhere in this Prospectus.

Summary of Corporate Background

Island Language Studies, Inc. was incorporated in the State of Nevada on August 1, 2008. Our principal executive office is located at 12600 SW 189th Street, Miami, FL. 33177, our telephone number is (305) 322-8355.

Our Business

We are a development-stage company with a limited operating history. We intend to be in the business of English language training for foreign-born students.  Our initial focus will be to offer English language classes to Haitian immigrants in the South Florida area. We intend to establish our presence on the internet through a Haitian Creole language Website and other localized marketing activities aimed at the Haitian community in South Florida.  We had only nominal revenue in 2010 and do not expect to have substantial revenue until the fourth quarter of 2011.

This Offering

Shares of Common Stock, $0.0001 Par Value per Share, Offered by the Selling Security Holders:	201,500 shares

Shares of Common Stock, $0.0001 Par Value per Share, Outstanding Prior to this Offering:	7,201,500 shares

Shares of Common Stock, $0.0001 Par Value per Share, Outstanding after this Offering:	7,201,500 shares

Terms of the Offering:	The selling security holders will determine when and how they will sell the common stock offered pursuant to this Prospectus.

Termination of the Offering:
This offering will conclude when all of the 201,500 shares of common stock have been sold, or when we decide to terminate the registration of those shares. We may also terminate this registration if the resale provision of Rule 144 promulgated under the Securities Act of 1933, as amended, by operation would render registration futile.

Use of Proceeds:
We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders identified in this Prospectus. The selling security holders will receive all net proceeds from the sale of the shares of our common stock offered by this Prospectus.

Risk Factors:
An investment in our common stock is subject to significant risks. You should carefully consider the information set forth in the section titled Risk Factors beginning on page 3 as well as other information set forth in this Prospectus, including our financial statements and related notes.

Dividend policy:	We have not paid any dividends on our common stock since our inception, and we do not anticipate the declaration or payment of any dividends at any time in the foreseeable future.

Summary Financial Data

The following summary of the Companys balance sheet and statement of operations from inception through December 31, 2011 should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and in the information set forth in the section titled Managements Discussion and Analysis of Financial Condition and Results of Operations.
As of December 31, 2010
Revenues	$450
Operating Expenses	$2,288
Earnings (Loss)	$(1,838)
Total Assets	$877
Total Liabilities	$0
Working Capital	$877
Shareholder’s Equity	$877

RISK FACTORS

You should carefully consider the risks described below before investing in our common stock. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in the following risk factors actually occur, our business, results of operations and financial condition could be materially adversely affected and you may lose all or a part of your investment.

Risks Related to Our Business

WE HAVE LIMITED OPERATING HISTORY, THUS THE WE CANNOT PREDICT WHETHER IT WILL BE SUCCESSFUL

We are a development stage company that was only recently established in August of 2008. Although we plan to offer courses in 2011, we have not yet begun full operations and have had only nominal revenue.  There can be no assurance that we will ever reach a level of profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of the business or determine whether or not it will remain as a going concern.

OPERATING RESULTS IN FUTURE PERIODS WILL MORE THAN LIKELY FLUCTUATE AND MAY FAILTO MEET INVESTORS EXPECTATIONS

We expect fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

* Seasonality;

* ILS’s ability to expand its market share;

* Competition;

* General economic conditions;

* The timing and magnitude of capital expenditures, including costs relating to the start-up, marketing, and continued expansion of operations;

* Conditions specific to the demographic of South Florida, the area of our launch; and

* Changes in generally accepted accounting policies, especially those related to the education.

WE HAVE LIMITED FUNDS AND THEREFORE MAY NOT BE CAPABLE OF DEVELOPING OUR PROPOSED BUSINESS INTO A REVENUE GENERATING OPERATION

Our ability to develop our business into a revenue generating operation will depend on a number of factors, which include the ability to:

* Provide quality services that are attractively priced;

* Market services that ILS carries;

* Continue to expand ILS's infrastructure to accommodate growth in the business;

* Hire, retain, and motivate qualified personnel; and

* Effectively respond to competition.

If we are not successful in meeting these challenges and addressing the risks and uncertainties associated with operating a business with limited funds, we will fail and any investment made in the common stock would decline in value or be completely lost.

WE ARE A NEW ENTERPRISE STILL IN DEVELOPMENT STAGE AND ARE SUBJECT TO TALL THE RISKS OF A NEW BUSINESS.

As a newly formed enterprise, we are subject to all of the risks inherent in a new business enterprise, including the absence of a profitable operating history, shortage of cash, undercapitalization, and expense of marketing and creating a business infrastructure.  Various problems, expenses, complications and delays may be encountered in connection with the development of our business.  Future growth will require significant expenditures for acquiring new customers. These expenses must either be paid out of the proceeds of this or future offerings or out of operating revenues.  The availability of funds from either of these sources cannot be assured.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE AND HARM OUR FINANCIAL PERFORMANCE.

The market for language courses in South Florida is of used vehicles is competitive. Barriers to entry are relatively low, and we may face competitive pressures from numerous companies and from non-profit educational institutions. We cannot assure you that we will be able to successfully compete in our market and our failure to capture significant market share will materially adverse our financial performance.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF WE FAIL TO IMPLEMENT OUR BUSINESS PLAN.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. We were formed in Nevada on August 1, 2008, and to date do not have a demonstrable operations record upon which you can evaluate our business and prospects.

As a result of our lack of operating history, you cannot evaluate our business, and therefore our future prospects. To date, our business development activities have consisted of organizational, development and initial operating activities. In addition, there is no guarantee that our business operations will be profitable even if we are able to implement our business plan.

WE WILL REQUIRE ADDITIONAL CAPITAL TO COMPLETE THE DEVELOPMENT OF OUR WEBSITE AND OUR BUSINESS PLAN, WHICH MAY NOT BE AVAILABLE ON TERMS ACCEPTABLE TO US, OR AT ALL.

We will require additional capital to complete the development and marketing of our course and our business plan. We may also encounter unforeseen costs that could also require us to seek additional capital. Unless we begin to generate sufficient revenues to finance operations or raise additional capital as a going concern within the next 12 months, we will experience liquidity and solvency problems. To date, we have funded our operations from the initial sale of stock to a limited number of investors, from which we raised only $2,015.

Accordingly, we expect to seek to raise additional capital in the form of debt and/or equity financing. An inability to obtain such funding would prevent us from implementing our business plan. We have not yet identified the sources for the additional financing we require and we do not have commitments from any third parties to provide this financing. We may not succeed in raising the necessary capital or in negotiating and obtaining initial (or, even if we receive initial and additional) and acceptable financing. Our ability to obtain additional capital will also depend on market conditions, the national economy and other factors beyond our control. The terms of any future debt or equity funding that we are able to obtain may be unfavorable to us and to our security holders.

OUR INDEPENDENT ACCOUNTANTS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountants for the year ended December 31, 2010 acknowledges that we have incurred losses in each of the last two fiscal years and that we will require additional funding to sustain our operations. These conditions cause substantial doubt as to our ability to continue as a going concern. Our financial statements included herein do not include any adjustments that might result should we be unable to continue as a going concern.

To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue to achieve profitability. It is not possible at this time for us to predict with any assurance the potential success of our business.

Risks Related to Our Common Stock

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SECURITY HOLDERS.

We may have to raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such issuances will cause security holders’ interests in our company to be diluted, which will negatively affect the value of your shares.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS A MAJORITY OF OUR OUTSTANDING COMMON STOCK, HE CURRENTLY MAKES AND WILL CONTINUE TO MAKE CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SECURITY HOLDERS.

Our sole officer and director owns 97.2% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election or defeat of election of directors, mergers, consolidations or the sale of all or substantially all of our assets and other corporate transactions, change in control, amendments to our articles of incorporation and/or bylaws, and as to the outcome of any other matters submitted to our security holders for a vote. The interests of our sole officer and director may differ from the interests of our other security holders and thus result in corporate decisions that are disadvantageous to other security holders.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING. FURTHER, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Currently, our common stock is not listed on any public market, exchange, or quoted on any quotation system. Although we are taking steps to have our common stock publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part. However, our common stock may never be quoted on the OTC Bulletin Board, or, even if quoted, a public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable security holders to sell their stock. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased, rendering their shares effectively worthless and resulting in a complete loss of their investment.

We intend to identify a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part. There can be no assurance as to whether such market maker’s application will be accepted by FINRA. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

ANY TRADING MARKET THAT MAY DEVELOP MAY BE RESTRICTED BY VIRTUE OF STATE SECURITIES "BLUE SKY" LAWS WHICH PROHIBIT TRADING ABSENT COMPLIANCE WITH INDIVIDUAL STATE LAWS. THESE RESTRICTIONS MAY MAKE IT DIFFICULT OR IMPOSSIBLE FOR OUR SECURITY HOLDERS TO SELL SHARES OF OUR COMMON STOCK IN THOSE STATES.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities regulations and laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock.

We currently do not intend to and may not be able to qualify our securities for resale by our selling security holders in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our security holders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also "Plan of Distribution-State Securities-Blue Sky Laws."

BECAUSE WE WILL BE SUBJECT TO THE "PENNY STOCK" RULES ONCE OUR SHARES ARE QUOTED ON THE OTC BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR COMMON STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

IN THE EVENT THAT A PUBLIC MARKET DEVELOPS, THE PRICE OF OUR COMMON STOCK IS SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which our common stock trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS TO HOLDERS OF OUR COMMON STOCK IN THE FORESEEABLE FUTURE. AS A RESULT, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared any dividends since our inception, and we do not plan to declare any dividends in the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

USE OF PROCEEDS

The selling security holders will receive all proceeds from the sale of the shares of our common stock in this offering. We will not receive any proceeds from the sale of the shares of our common stock offered pursuant to this Prospectus by the selling security holders. We will bear all expenses other than transfer taxes of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling security holders to underwriters, agents, brokers and dealers will be borne by them.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. All of our outstanding shares held by non-affiliates were issued at $0.01 per share. The selling security holders may, from time to time, offer to sell, or sell all or a portion of, their shares of common stock being offered in this Prospectus at $0.10 per share until our shares are quoted on the Over-The-Counter Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at $0.10 per share, at prevailing market prices at the time of sale, or at privately negotiated prices. See "Plan of Distribution" for additional information.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holders as a result of the offering by the selling security holders.

SELLING SECURITY HOLDERS

We are registering an aggregate of 201,500 shares of common stock for resale by the selling security holders listed in the table below.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares.

The following tables set forth information with respect to the maximum number of shares of common stock beneficially owned by the selling security holders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling security holders and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by this Prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered.

Except as indicated in the notes to the table below, none of the selling security holders held any position or office with us, nor are any of the selling security holders associates or affiliates of any of our officers or directors. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days.

The percentages of shares beneficially owned are based on 7,201,5000 shares of our common stock issued and outstanding as of June 30, 2011, on a fully diluted basis.

We may require the selling security holders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Selling Stockholder	Number of Shares Beneficially Owners Prior to the Offering	Percentage of Shares Owned Before Offering	Number of Shares Being Offered by the Selling Stockholders (1)	Number of Shares to be Beneficially Owned after the Offering, Assuming All Shares Sold	Percentage of Shares to be Beneficially Owned after the Offering, Assuming All Shares Sold
Fritz Dambreville	2,500	*	500	0	0%
Jude Kebreau	3,000	*	500	0	0%
Frantz Devilme	10,000	*	1,000	0	0%
Iphton Louis	10,000	*	500	0	0%
Farah Pigniat	2,500	*	500	0	0%
Patrick Chapteau	2,000	*	500	0	0%
Cirius Nicaisse	2,500	*	500	0	0%
Yasmine Melbranche	2,500	*	500	0	0%
Stephane Melbranch	2,500	*	500	0	0%
Christian Holland	2,000	*	500	0	0%
Sandra Ortiz	50,000	*	500	0	0%
Micah Simpson	10,000	*	1,000	0	0%
Jean Desrouleaux	2,500	*	1,000	0	0%
Richard Desrouleaux	2,000	*	100	0	0%
Jean David Desrouleaux	50,000	*	100	0	0%
Dorice Desrouleaux	5,000	*	100	0	0%
Evelyne Desrouleaux	2,500	*	100	0	0%
Melissa Vaval	2,500	*	100	0	0%
Philippe Vaval	2,000	*	100	0	0%
Regine Martin	2,500	*	100	0	0%
Errol Tassy	2,500	*	200	0	0%
Bernard Bilmar	2,500	*	200	0	0%
Eric Corredera	4,000	*	200	0	0%
Phara Raymond	2,000	*	200	0	0%
Michael Ange Berret	2,500	*	300	0	0%
Antoine Multidor	2,500	*	300	0	0%
Gerardo Zatarain	2,500	*	300	0	0%
Marie Ambroise	3,000	*	300	0	0%
Alexandra Brutis	2,500	*	300	0	0%
Amaris Amat	2,000	*	300	0	0%
Luz Benetiz	5,000	*	300	0	0%
Edwin Gonzalez	2,000	*	400	0	0%
TOTAL	201,500		201,500	0	0%

*	Indicates less than 1%.

(1)
Unless otherwise indicated, the selling security holders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling security holders.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this Prospectus;

•	broker-dealers may agree with the Selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this Prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. The selling security holders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

The selling security holders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling security holders. The anti-manipulation rules under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Penny Stock Considerations

SEC Rule 15g-9, establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure is also required to be made about the risks of investing in penny stock in both public offerings and in secondary trading, and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, security holders may find it difficult to dispose of our shares.

State Securities - Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Selling security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to sellers and/or purchasers of our shares of common stock.

We intend to apply for listing in Mergent, Inc. Securities Manual which, once published, will provide us with "manual" exemptions (as described below) in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling security holders under this Prospectus. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after the Registration Statement, of which this Prospectus forms a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require shares to be qualified before they can be resold by our security holders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling security holder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the associated rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this Prospectus available to the selling security holders and will inform them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related Prospectus supplement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 74,000,000 shares of common stock at a par value of $0.0001 per share and 1,000,000 shares of undesignated preferred stock at a par value of $0.0001 per share.

Common Stock

We are authorized to issue 74,000,000 shares of common stock. As of June 30, 2011 we had 7,201,500 shares outstanding.

The holders of our common stock, including the shares issued in this offering, are entitled to equal dividends and distributions, per share, on the common stock when, as and if declared by our Board of Directors from funds legally available for that purpose. No holder of shares of our common stock has a pre-emptive right to subscribe for any securities or is any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred security holders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote on the election of any director or any other matter upon which security holders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Dividend Policy

The payment by us of dividends, if any, in the future is within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future. We intend to retain all earnings, if any, for use in our business.

Undesignated Preferred

We are also authorized to issue 1,000,000 shares of undesignated preferred stock. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Nevada Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Market for Securities

There is currently no public trading market for our common stock. We intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

We currently do not have any equity compensation plans or securities authorized for issuance under equity compensation plans.

Warrants and Options

As of the date of this Prospectus there are no outstanding options or warrants to purchase, or other instruments convertible into, our common stock.

Holders

As of the date of this Prospectus, we have 7,201,500 shares of common stock issued and outstanding, which are held by 33 security holders of record.

Transfer Agent

We no not yet retained have transfer agent, but upon this Offering being declared effective, we will retain a transfer agent for our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus which prepared or certified any part of this Prospectus or provided an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in us, nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

BUSINESS

Corporate History

We were incorporated on August 1, 2008, under the laws of the State of Nevada. We acquired our operating business in a transaction in which we exchanged 7,000,000 shares of common stock for an assignment of 100% of the ownership interest in the domain
www.islandlanguageservices.com held by Dario Desrouleaux, our sole officer and director.

As of the date hereof, we have had only undertaken limited start-up operations and have not generated any significant revenues. We require additional funding to implement our business plan and continue operations for the next 12 months. We intend to obtain this funding through debt and/or equity financings.

Our executive offices are located at 12600 SW 189th Street, Miami, FL. 33177.  Our fiscal year end is December 31.

Business

Our principal business objective is to open teaching locations across South Florida for the purpose of teaching English language programs to foreign born students.  Our first target market is Haitian immigrants who speak the Haitian Creole language.  We intend to further expand to teaching English language programs to native Spanish speaking immigrants from Cuba, the Dominican Republic as well as Mexico and Central America.  Our goal is to use community-based marketing to efficiently find students for our classes.

Since our inception, we have been engaged in business activities, including the marketing studies, preparation of class materials, identifying potential locations to conduct classes, identifying potential English language teachers, developing our economic models and financial forecasts and identifying future sources of capital.

We will offer a variety of courses designed to range from basic English proficiency to mastering the English language.  We intend to differentiate ourselves from other language schools by hiring instructors who are native to the country from which our students have emigrated, i.e. Haitian-born instructors for students from Haiti, Dominican Republic-born for students from the Dominican Republic, etc.  We believe that this will create an atmosphere for our classes in which our students will view their instructors as role models and will thus aspire to master the English language.  We also intend to offer classes on accent reduction.

Revenue Generation

Our primary revenue sources will be class fees from enrolled students.  We have not yet determined our fee structure but we intend on being a price leader in our market.  We intend to be competitive from both a price and educational quality viewpoint.

Marketing

Initial marketing efforts will be community-based. Due to the many immigrant neighborhoods in South Florida, we will be able to effective market in a cost-efficient way by the use of advertisements in local Haitian Creole language newspapers, local Haitian Creole language radio stations and other means such as posters and hand bills. We will also develop a Haitian Creole language Website which advertisers our classes.

Competitive Business Conditions

Language education is a competitive environment in South Florida due to the large numbers of immigrants from Caribbean countries living in South Florida.  Among our competitors are other language schools, community colleges, night courses offered by school districts and Web and computer-based courses, such as Rosetta Stone.  We do not believe that there is any single competitor which is dominant in its market share.  We believe that our key competitive advantage will be the use of native-born instructors who will serve as role models for students.

Number of Total Employees and Number of Full Time Employees

We are currently in the development stage. During this development period, we plan to rely exclusively on the services of Dario Desrouleaux, our sole officer and director, to establish business operations and perform or supervise the minimal services our business requires at this time. We believe that Mr. Desrouleaux is capable of handling our initial operations, which are primarily administrative at this time. There are no other full or part-time employees.

Employment Agreements

We do not have an employment agreement in place with Mr. Desrouleaux, our sole officer, and do not anticipate entering into any employment agreements in the foreseeable future.  We intend to hire instructors on a contract basis.

Significant Employees

We have no significant employees other than Mr. Desrouleaux.

Board Committees

As of the date hereof, we have not established any Board committees.

Directors

The minimum number of directors we are authorized to have is one and the maximum is eight. In no event may we have less than one director. Although we anticipate appointing additional directors in the future, as of the date hereof we have not identified such individuals.

DESCRIPTION OF PROPERTY

We currently utilize 150 square feet of office space in Miami, FL provided by our President at no charge. This space is granted on a month to month basis. We do not own or lease interests any other property.

We intend to lease classroom space on a day-by-day, as needed basis, as we offer classes. We have no commitments or arrangements for any facilities, and there is no assurance regarding the future availability of commercial office facilities or the terms on which we may be able to lease facilities in the future.

We do not intend to renovate, improve, or develop any real property. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no pending, nor to our knowledge threatened, legal proceedings against us.

FINANCIAL STATEMENTS

Index to Financial Statements

FINANCIAL STATEMENTS:

Balance Sheet as of March 31, 2011 (unaudited) and December 31, 2010	F-2

Statement of Operations for the Periods Ending March 31, 2011 and 2010 (unaudited), and the Period from August 1, 2008 (inception) through December 31, 2010	F-3

Statement of Cash Flows for the Periods Ending March 31, 2011 and 2010 (unaudited)	F-4

Notes to Financial Statements as of March 31, 2011 (unaudited)	F-5

Report of Independent Registered Public Accounting Firm	F-9

Balance Sheet as of December 31, 2010	F-10

Statement of Operations for the Periods Ending December 31, 2010 and 2009, and the Period from August 1, 2008 (inception) through December 31, 2010	F-11

Statement of Changes in Stockholders’ Equity for the Periods Ending December 31, 2010 and 2009	F-12

Statement of Cash Flows for the Periods Ending December 31, 2010 and 2009	F-13

Notes to Financial Statements as of December 31, 2010	F-14

Island Language Studies, Inc.
(A Development Stage Company)
Balance Sheets

	March 31, 2011 (unaudited)	December 31, 2010
ASSETS
Current Assets
Cash	$1,985	$877
Total Current Assets	1,985	877

LIABILITIES
Current Liabilities	2,000
Total Current Liabilities	$2,000	$-

STOCKHOLDERS' EQUITY
1,000,000 Preferred Stock Authorized at $0.0001 Par value; none issued 74,000,000 Common Stock Authorized at $0.0001 Par value	-	-
7,201,500 stock issued and outstanding at December 31, 2010 and 2009 respectively	720	720
Additional paid in capital	1,995	1,995
Deficit accumulated during development stage	(2,730)	(1,838)
Total Stockholders' Equity (deficit)	(15)	877

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,985	$877

See notes to financial statements.

Island Language Studies, Inc.
(A Development Stage Company)
Statements of Operations (unaudited)

	Quarter ended			From Inception
	March 31,			on August 1, 2008 to
	2011	2010		March 31, 2011

Revenue	$-	$		$450

Expenses

General and administrative expenses	891		51	3,180
Total Operating Expenses	892		51	3,180

Loss Before Income Tax expenses	(892)		(51)	(2,730)

Provision For Income Taxes	-		-	-

Net Loss	$(892)		$(51)	$(2,730)

Net Loss per share Basic and Diluted	$(0.00)		$(0.00)

Weighted Average Number of Common Shares Basic and Diluted	7,201,500		7,201,500

See notes to unaudited financial statements.

Island Language Studies, Inc.
(A Development Stage Company)
Statements of Cash Flows (unaudited)

	Quarter ended March 31,		From Inception on August 1, 2008 to
	2011	2010	December 31, 2010

Cash Flows from Operating Activities
Net Loss	$(892)	$(51)	$(2,730)
Adjustments to reconcile net loss to net cash used in operating activities	-	-	-
Accounts Payable	-	-	-
Changes in operating assets and liabilities	-	-	-
Net Cash (used in) Operating Activities	(892)	(51)	(2,730)

Cash Flows from Financing Activities
Proceeds from sales of common stock	-	-	2,715
Proceeds from loan	2,000	-	2,000
Net Cash Provided by Financing Activities	2,000	-	4715

Net (decrease) increase in Cash	(892)	(51)	877
Cash at Beginning of Period	877	1,801	-
Cash at end of Period	$1,985	$1,750	$1,985

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest Expense	$-	$-	$-
Income Taxes	$-	$-	$-

See notes to unaudited financial statements.

ISLAND LANGUAGE STUDIES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2011

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Island Language Studies, Inc., “the Company” was incorporated under the laws of the State of Nevada on August 1, 2008.  The Company intends to open teaching locations across South Florida for the purpose of offering an English language programs to native Haitians.

We are a development stage company with the goal of establishing ourselves as a language studies educator. We have initiated our development and start-up activities, but have not yet commenced planned principal operations. The Company’s tax reporting year end is December 31.

Going Concern

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $1,838 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America.

Development Stage Company

The Company complies with Accounting Standards Codification ("ASC") 915-235-50 and Securities and Exchange Commission Act Guide 7 for it's characterization of the Company as a development stage company.

Revenue and Cost Recognition

The Company is in the development stage but has realized only minimal revenues from operations. The Company recognizes revenues when completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Depreciation, Amortization and Capitalization

The Company records depreciation and amortization, when appropriate, using both straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Fair Value of Financial Instruments

ASC topic 825, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

Earnings (loss) Per Share

Net (loss) per share of common stock is computed by dividing net (loss) by the weighted-average number of common shares outstanding for the year.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Advertising and Marketing

Advertising costs are expensed as incurred.  As of December 31, 2010, no advertising costs have been incurred.

Office Space

The company does not lease an office and has not incurred any expenses for office rent since inception.

NOTE 3 - INCOME TAXES

The Company reports income for tax purposes on the cash basis. Deferred taxes result from temporary differences and the net operating loss carry forward. An allowance for the full amount of the gross deferred tax asset has been established due to the uncertainty of utilizing the deferred tax asset in the future.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has evaluated all recent accounting pronouncements and believes that none of them will have an effect on the Company’s financial statements.

NOTE 6 – CONCENTRATIONS OF RISKS

Cash Balances

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to federally insured limits. At times balances may exceed FDIC insured limits. The Company has not experienced any losses in such accounts.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

The Company maintains cash and cash equivalents and investments with major financial institutions and limits the amount of credit exposure with any institution.

The Company performs ongoing credit evaluations of its customers and to date, has not experienced any unexpected material losses. An allowance for doubtful accounts is determined with respect to specific accounts receivable that the management evaluates to be uncollectible.

NOTE 7 – RELATED PARTY TRANSACTIONS

Dario Desrouleaux, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

On March 7, 2011, Dario Desrouleaux, the sole officer and director of the Company entered into a $2,000 loan agreement with the Company.  The loan is due upon demand.  As of March 31, 2011, the amount outstanding was $2,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bernstein & Pinchuk

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Island Language Studies, Inc.

We have audited the accompanying balance sheets of Island Language Studies, Inc. (“the Company”) as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2010 and for the period August 1, 2008 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 and for the period August 18, 2008 (inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred losses since its inception and has limited capital resources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bernstein & Pinchuk LLP
New York, New York
July 25, 2011

Bernstein & Pinchuk

NEW YORK OFFICE Seven Penn Plaza Suite 830 New York New York 10001 Tel 212.279.7900 Fax 212.279.7901
BEIJING OFFICE Rm 610, Tower E1, Oriental Plaza No. 1 East Chang An Avenue Dong Cheng District Beijing, China 100738 Tel 86.10.85187992 Fax 86.10.85187993

Island Language Studies, Inc.
(A Development Stage Company)
Balance Sheets

	December 31,
	2010	2009
ASSETS
Current Assets
Cash	$877	$1,801
Total Current Assets	877	1,801

LIABILITIES
Current Liabilities
Total Current Liabilities	$-	$-

STOCKHOLDERS' EQUITY
1,000,000 Preferred Stock Authorized at $0.0001 Par value; none issued 74,000,000 Common Stock Authorized at $0.0001 Par value	-	-
7,201,500 stock issued and outstanding at December 31, 2010 and 2009 respectively	720	720
Additional paid in capital	1,995	1,995
Deficit accumulated during development stage	(1,838)	(914)
Total Stockholders' Equity	877	1,801

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$877	$1,801

See notes to financial statements.

Island Language Studies, Inc.
(A Development Stage Company)
Statements of Operations

	Years ended		From Inception
	December 31,		on August 1, 2008 to
	2010	2009	December 31, 2010

Revenue	$450	$-	$450

Expenses

General and administrative expenses	1,374	214	2,288
Total Operating Expenses	1,374	214	2,288

Loss Before Income Tax expenses	(924)	(214)	(1,838)

Provision For Income Taxes	-	-	-

Net Loss	$(924)	$(214)	$(1,838)

Net Loss per share Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Basic and Diluted	7,201,500	757,410

See notes to financial statements.

Island Language Studies, Inc.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY
From Inception August 1, 2008 to December 31, 2010

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid in	Development	Stockholders
	Shares	Amount	Capital	Stage	Equity
Balance at Inception on August , 2008	-	$-	$-	$-	$-
Common Shares issued to director @ $0.0001 per share (par value $0.0001) on August 1, 2008	7,000,000	700			700
Common Shares issued to individuals @ $0.01 per share (par value $0.0001) on November 10, 2008	13,000	1	129		130
Common Shares issued to individuals @ $0.01 per share (par value $0.0001) on November 24, 2008	7,000	1	69		70
Net loss for the period from inception on April 25, 2008 to December 31, 2008				(700)	(700)
Balance, December 31, 2008	7,020,000	702	198	(700)	200

Common Shares issued to individuals @ $0.01 per share (par value $0.0001) on February 2, 2009	27,500	3	272		275
Common Shares issued to individuals @ $0.01 per share (par value $0.0001) on February 26, 2009	69,000	7	683		690
Common Shares issued to individuals @ $0.01 per share (par value $0.0001) on April 13, 2009	31,000	3	307		310
Common Shares issued to individuals @ $0.01 per share (par value $0.0001) on April 24, 2009	54,000	5	535		540
Net loss for the year ending Dec 31, 2009				(214)	(214)
Balance, December 31, 2009	7,201,500	720	1995	(914)	1,801
Net loss for the year ending Dec 31, 2010				(924)	(924)
Balance, Dec. 31, 2010	7,201,500	$720	$1,995	$(1,838)	$877

See notes to financial statements.

Island Language Studies, Inc.
(A Development Stage Company)
Statements of Cash Flows

	Years ended December 31,		From Inception on August 1, 2008 to
	2010	2009	December 31, 2010

Cash Flows from Operating Activities
Net Loss	$(924)	$(214)	$(1,838)
Adjustments to reconcile net loss to net cash used in operating activities	-	-	-
Accounts Payable	-	-	-
Changes in operating assets and liabilities	-	-	-
Net Cash (used in) Operating Activities	(924)	(214)	(1,838)

Cash Flows from Financing Activities
Proceeds from sales of common stock	-	1,815	2,715
Net Cash Provided by Financing Activities	-	1,815	2,715

Net (decrease) increase in Cash	(924)	1,601	877
Cash at Beginning of Period	1,801	200	-
Cash at end of Period	$877	$1,801	$877

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest Expense	$-	$-	$-
Income Taxes	$-	$-	$-

See notes to financial statements.

ISLAND LANGUAGE STUDIES INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Island Language Studies, Inc., “the Company” was incorporated under the laws of the State of Nevada on August 1, 2008.  The Company intends to open teaching locations across South Florida for the purpose of offering an English language programs to native Haitians.

We are a development stage company with the goal of establishing ourselves as a language studies educator. We have initiated our development and start-up activities, but have not yet commenced planned principal operations. The Company’s tax reporting year end is December 31.

Going Concern

Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company’s present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $1,838 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Development Stage Company

The Company complies with Accounting Standards Codification ("ASC") 915-235-50 and Securities and Exchange Commission Act Guide 7 for it's characterization of the Company as a development stage company.

Revenue and Cost Recognition

The Company is in the development stage but and has realized only minimal revenues from operations. The Company recognizes revenues when completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Depreciation, Amortization and Capitalization

The Company records depreciation and amortization, when appropriate, using both straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Income Taxes

The Company reports income for tax purposes on the cash basis. Deferred taxes result from temporary differences and the net operating loss carryforward. An allowance for the full amount of the gross deferred tax asset has been established due to the uncertainty of utilizing the deferred tax asset in the future.

Fair Value of Financial Instruments

ASC topic 825, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

Earnings (loss) Per Share

Net (loss) per share of common stock is computed by dividing net (loss) by the weighted-average number of common shares outstanding for the year.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Advertising and Marketing

Advertising costs are expensed as incurred.  As of December 31, 2010, no advertising costs have been incurred.

Office Space

The company does not lease an office and has not incurred any expenses for office rent since inception.

NOTE 3 - INCOME TAXES

The provision for income taxes for the period ended December 31, 2010 represents the minimum state income tax expense of the Company, which is not considered significant.

	As of Dec. 31, 2010	As of Dec. 31, 2009
Deferred tax assets:
Net operating tax carryforwards	$625	$311
Less: Valuation allowance	$625	$311
Net deferred tax assets	$-	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

As of December 31, 2010 the Company has net operating loss carry forward of approximately $1,838. There are no taxes due or deferred for the State of Nevada.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has evaluated all recent accounting pronouncements and believes that none of them will have an effect on the Company’s financial statements.

NOTE 6 – CONCENTRATIONS OF RISKS

Cash Balances

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2012.

NOTE 7 – RELATED PARTY TRANSACTIONS

Dario Desrouleaux, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8 – STOCK TRANSACTIONS

Transactions, other than employees’ stock issuance, are in accordance with paragraph 8 of ASC topic 718. Thus issuances shall be accounted for based on the fair value of the consideration received.  Transactions with employees’ stock issuance are in accordance with paragraphs (16-44) of ASC topic 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

NOTE 9 – STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of December 31, 2010, and 2009:

Common Stock, $0.0001 par value: 74,000,000 shares authorized; 7,201,500 shares issued and outstanding. Preferred Stock, $0.0001 par value: 1,000,000 shares authorized; none issued and outstanding.

On August 1, 2008 the Company issued a total of 7,000,000 shares of common stock to one director for reimbursement of expenses paid and services rendered equal to the cash equivalent to the amount of $0.0001 per share for a total of $700.

On November 10, 2008 the Company issued a total of 13,000 shares of common stock to individuals for cash in the amount of $0.01 per share for a total of $130.

On November 24, 2008 the Company issued a total of 7,000 shares of common stock to individuals for cash in the amount of $0.01 per share for a total of $70.

On February 2, 2009 the Company issued a total of 27,500 shares of common stock to individuals for cash in the amount of $0.01 per share for a total of $275.

On February 26, 2009 the Company issued a total of 69,000 shares of common stock to individuals for cash in the amount of $0.01 per share for a total of $690.

On April, 13, 2009 the Company issued a total of 31,000 shares of common stock to individuals for cash in the amount of $0.01 per share for a total of $310

On April, 24, 2009 the Company issued a total of 54,000 shares of common stock to individuals for cash in the amount of $0.01 per share for a total of $540

As of December 31, 2010 the Company had 7,201,500 shares of common stock issued and outstanding and there were no shares of preferred stock issued.

NOTE 10 – SUBSEQUENT EVENTS

On March 7, 2011, the officer deposited $2,000 to the company’s bank account as a loan to the company. The loan is interest free and is due on demand.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this Prospectus. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties. In many cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus.

Summary of Business

Our principal business objective is to intend open teaching locations across South Florida for the purpose of teaching English language programs to foreign born students.  Our first target market is Haitian immigrants who speak the Haitian Creole language.  We intend to further expand to teaching English language programs to native Spanish speaking immigrants from the Dominican Republic as well as Mexico and Central America.  Our goal is to use community-based marketing to efficiently find students for our classes.

Plan of Operations

•	As of the date of this Prospectus, we have taken the following steps to implement our business plan:

•	Development of our business plan;

•	Obtaining capital through sales of shares of common stock;

•	The acquisition of the URL www.islandlanguagestudies.com;

•	Development of curriculum and course materials for our initial courses;

•	Identifying instructors for courses; and

•	Identifying potential locations to conduct classes.

We intend to implement a marketing plan as well.

Liquidity and Capital Resources

We are a development stage company with limited operating history. We have only generated nominal revenues. Accordingly, there is no operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. We may not be able to generate sufficient revenues to become profitable. In addition, we may not secure the funding necessary to complete developing and marketing. We have no agreements, commitments or understandings to secure this funding.

From our inception on August 1, 2008 to December 31, 2010, we did not generate any significant revenues and have incurred losses.  Our current cash assets will not be sufficient to finance our efforts to become fully operational and carry us through the next twelve (12) months, and as a result, will require that we raise additional capital. We anticipate obtaining additional funding through debt and/or equity financings.

From our inception to December 31, 2010 our business operations have primarily been focused on developing our course materials, conducting market research and competitive analysis. We have also dedicated time to the preparation of the Registration Statement of which this Prospectus forms a part.

Since our inception, we have financed our operations through the sale of our common stock to the selling security holders named herein.

We have not to date, and do not expect to incur research and development costs.

We do not currently own any significant plant or equipment that we will seek to sell in the near future.

We do not anticipate the need to hire employees over the next 12 months with the possible exception of secretarial support should our business grow and necessitate such expenditure. Currently, we believe the services provided by our officer and director is sufficient at this time. We believe that our operations are currently on a small scale that is manageable by one individual.  When we commence operations, we will retain instructors as independent contractors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure. Bernstein & Pinchuk LLP has served as our accounting firm since our inception.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Age	Position
Dario Desrouleaux		President, Principal Executive Officer, Principal Financial Officer and Chairman

Dario Desrouleaux.  Mr. Desrouleaux serves as President and Managing Member of Derulo Enterprises, a consulting firm focused on capital investment since its inception on November 14, 2005. Mr. Desrouleaux has over 14 years of foreign management experience as President of Tropicraft, a global distributor of Arts and Crafts throughout the Caribbean and Latin America, and Tropicraft S.A., its Haiti subsidiary, a manufacturing plant responsible for product development. Since March 9, 2006, Mr. Desrouleaux has also served as Managing Member of PRIA, LLC, a real estate investment and development firm in South Florida. Mr. Desrouleaux received his Bachelors of Science in Business Administration with a minor in Accounting from Nova Southeastern University in 1997.

Board of Directors

Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Currently, directors receive no compensation for their services on our Board.

All directors will be reimbursed by us for any accountable expenses incurred in attending directors meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

Director Independence

Our determination of independence of directors is made using the definition of "independent director" contained under NASDAQ Marketplace Rule 4200(a) (15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. The Chairman of our Board of Directors and our sole officer, Jonathan J. Martin, is our President and Principal Executive Officer and Principal Financial Officer and therefore is not "independent" under this rule.

EXECUTIVE COMPENSATION

There has been no cash or non-cash compensation awarded to, earned by or paid to our sole officer and director. We do not intend to pay salaries in the next twelve months. We do not currently have a stock option plan, non-equity incentive plan or pension plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our capital stock as of the date hereof by (i) each person whom we know to beneficially own more than five percent of any class of our common stock, and (ii) our sole director and sole executive officer. The individual listed below has sole voting and investment power with respect to the shares beneficially owned.

As of June 30, 2011, we had 7,201,500 shares of common stock outstanding which are held by 33 security holders. The chart below sets forth the ownership of our common stock, or claimed ownership, of certain individuals.

Title of Class	Name and Address of Beneficial Owner (1)	Amount of Shares Beneficially Owned	Percent of Class*
	Dario Desrouleaux (1)	7,000,000	97.20%
Officers and Directors as a Group (1 person)		7,000,000	97.20%

*	The percent of class is based on 7,201,500 shares of common stock issued and outstanding as of June 30, 2011.

(1)	All addresses are c/o the Company 12600 SW 189th Street, Miami, FL 33177.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

At our inception, our sole officer and director contributed 100% of his interests in the domain www.islandlanguagestudies.com, his business plan and concept in exchange for 7,000,000 shares of our common stock.

We have not undertaken any other transactions with related persons, promoters and control persons.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on our behalf.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the offer and sale of shares of common stock pursuant to this Prospectus. This Prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information. Statements made in this Prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at the Commission’s Public Reference Room, 100 F. Street, N.E., Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

As of the effectiveness of our Registration Statement, we will be required to file periodic and current reports with the Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended. Each filing we make with the Commission is immediately available to the public for inspection and copying at the Commission’s Public Reference Room and the web site of the Commission referred to above or by calling the Commission at 1-800-SEC-0330.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Island Language Studies, Inc.
12600 SW 189th Street
Miami, FL. 33177
(305) 322-8355

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information incorporated by reference or contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

ISLAND LANGUAGE STUDIES, INC.

201,500 SHARES
OF
COMMON STOCK

PROSPECTUS

September ____, 2011

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$0.30
Transfer Agent Fees*	$500.00
Accounting fees and expenses*	$20,000.00
Legal fees and expenses**	$25,000.00
Edgar filing, printing and engraving fees*	$2,500.00
TOTAL	$48,000.30

*	Indicates expenses that have been estimated for filing purposes.
**	These fees are being deferred by our law firm, until such time as we have sufficient resources.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

The Nevada Revised Statutes ("NRS")

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.1.38 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Articles of Incorporation and Bylaws, we shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

The Company’s Bylaws

Article 6 of our Bylaws provides that subject to the provisions of the Nevada Corporation Law, we shall indemnify our officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us, if it is determined by the Board that such person acted in good faith and in a manner which he reasonably believed was in our best interest.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Legal Opinion of Cyruli Shanks Hart & Zizmor LLP
10.1	Form of Subscription Agreement
23.1	Consent of Bernstein & Pinchuk LLP
23.2	Consent of Cyruli Shanks Hart & Zizmor LLP (Reference is made to Exhibit 5.1)

Item 17. Undertaking

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any Prospectus required by of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami, Florida, on September 12, 2011.

ISLAND LANGUAGE STUDIES, INC.

By:	/s/ Dario Desrouleaux
Dario Desrouleaux,
President, Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer,
Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

September 12, 2011

By:	/s/ Dario Desrouleaux
Dario Desrouleaux, President, Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer,
Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Legal Opinion of Cyruli Shanks Hart & Zizmor LLP
10.1	Form of Subscription Agreement
23.1	Consent of Bernstein & Pinchuk LLP, Chartered Accountants
23.2	Consent of Cyruli Shanks Hart & Zizmor LLP (Reference is made to Exhibit 5.1)